UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2012

Coyote Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52512	20-5874196
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1671 SW 105 Lane, Davie, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 423-1811

5490 Longley Lane, Reno, Nevada, 89511
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2012, Earl Abbott resigned as the President, Secretary, Treasurer and as a Director of Coyote Resources, Inc. (the “Registrant”) and, as his final act of the Registrant’s sole director, appointed Guy Martin as the Registrant’s new President, Secretary, Treasurer and a Director and Howard Lahti as a Vice President and a Director of the Registrant.

Guy Martin, is the President, Secretary, Treasurer and a Director of Coyote Resources, Inc. Mr. Martin has over 25 years of corporate operational experience, having served in executive capacities for a number of domestic and international companies.  From 2005 to 2008, Mr. Martin served as a principal of Backyard Dreams LLC, a residential remodeling company in Davie, Florida.  From 2008 to 2010, Mr. Martin served as the Corporate Director of Strategy and Project Management of Intcomex, an information technology product distributor in Miami, Florida.  Mr. Martin then served as the Chief Operating Officer of Chukka Caribbean Adventures, an adventure tour operator in Montego Bay, Jamaica, from 2010 to 2011.  In 2011, Mr. Martin formed Blue Moon Advisors, an operations, financial planning and management consulting firm to start-ups, mining and tourism companies and currently serves as both the owner and a consultant.  Mr. Martin has a Bachelor of Science degree in Electrical Engineering from the New Jersey Institute of Technology.  Mr. Martin is not a director of any other reporting company.

The Registrant anticipates entering into an employment agreement with Guy Martin, the terms of which will be disclosed when available, pursuant to which Mr. Martin is expected to receive a salary and/or stock based compensation.  Mr. Martin currently does not own any shares of the Registrant’s common stock.

Howard Lahti, is the Vice President and a Director of Coyote Resources, Inc. Mr. Lahti is a mineral exploration geoscientist with over 45 years of mineral exploration experience.  In 2007, Mr. Lahti served as an independent Qualified Person for Salazar Resources and Goldmarca Resources in Ecuador.  From 2007 to 2010, Mr. Lahti managed drill programs for Billiken Management Services in Ontario and in New Brunswick, Canada.  From 2010 to 2011, Mr. Lahti served as the Vice President of Exploration for Ironwood Gold Corp. Nevada and managed the diamond drill program in the MacKenzie Lake Project in Saskatchewan, Canada for Exploration Syndicate, Inc.  Mr. Lahti has a Ph.D. in Litho-Geochemistry from the University of New Brunswick, Fredericton.  Mr. Lahti is not a director of any other reporting company.

The Registrant anticipates entering into an employment agreement with Howard Lahti, the terms of which will be disclosed when available, pursuant to which Mr. Lahti is expected to receive a salary and/or stock based compensation.  Mr. Lahti currently does not own any shares of the Registrant’s common stock.

Item 8.01 Other Events.

On May 25, 2012, the Registrant’s address was changed to 1671 SW 105 Lane, Davie, Florida 33324 and the Registrant’s telephone number was changed to (786) 423-1811.

Item 9.01 Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

17.1	Resignation of Earl Abbott as an Officer and a Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Coyote Resources, Inc.

Date: May 31, 2012	By:	/s/ Guy Martin
Guy Martin President